Exhibit 99.3

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

MARCH 31, 2007

	Historical	Historical		Pro Forma		Pro Forma
	DG FastChannel	Pathfire	Subtotal	Adjustments		Combined

Cash	$24,574	$1,740	$26,314	$(16,314	)(1)	$10,000
Accounts receivable, net	16,322	2,567	18,889	(280	)(5)	18,609
Inventory	—	46	46	—		46
Deferred Income taxes	2,129	—	2,129	—		2,129
Other current assets	1,370	323	1,693	—		1,693
Assets held for sale from discontinued operations	267	—	267	—		267
Total current assets	44,662	4,676	49,338	(16,594)		32,744

Property and equipment, net	11,837	3,271	15,108	—		15,108
Long term investments	5,773	—	5,773	—		5,773
Goodwill	65,194	—	65,194	18,875	(2), (4)	84,069
Deferred income taxes, net	8,949	—	8,949	(4,800	)(4)	4,149
Intangible assets, net	34,525	—	34,525	12,000	(2)	46,525
Other noncurrent assets	914	1,480	2,394	—		2,394
Noncurrent assets held for sale from discontinued operations	1,755	—	1,755	—		1,755
Total assets	$173,609	$9,427	$183,036	$9,481		$192,517

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$9,018	$1,928	$10,946	$(280	)(5)	$10,666
Deferred revenue	1,159	2,021	3,180	—		3,180
Current portion of long-term debt and capital leases	4,188	2,426	6,614	(2,426	)(1)	4,188
Obligations of discontinued operations	221	—	221	—		221
Total current liabilities	14,586	6,375	20,961	(2,706)		18,255

Long-term debt and capital leases	14,800	2,353	17,153	11,433	(1)	28,586
Other long-term liabilities	—	1,453	1,453	—		1,453
Total liabilities	29,386	10,181	39,567	8,727		48,294

Redeemable convertible preferred stock	—	131,933	131,933	(131,933	)(3)	—

Shareholders’ equity:

Capital stock	333,983	5,169	339,152	(5,169	)(1), (3)	333,983
Accumulated deficit	(189,159)	(137,856)	(327,015)	137,856	(3)	(189,159)
Treasury stock, at cost	(853)	—	(853)	—		(853)
Other comprehensive income	252	—	252	—		252
Total shareholders’ equity	144,223	(132,687)	11,536	132,687		144,223

Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$173,609	$9,427	$183,036	$9,481		$192,517

Pro Forma Adjustments

(1)	Records the purchase price for Pathfire.

(2)	Allocates the purchase price as follows:

Total

Tangible net assets	$(5,554)
Purchased intangibles	12,000
Goodwill	18,875
Total purchase price	$25,321

(3)	Eliminates historical Pathfire redeemable convertible preferred stock and equity in consolidation.

(4)	Records deferred taxes on basis difference created by purchase accounting entries.

(5)	Eliminates inter-company payable/receivable

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

	Historical
	DG FastChannel	Pathfire	Subtotal	Pro Forma Adjustments		Pro Forma Combined

Revenues:	$19,894	$4,267	$24,161	$(25	)(4)	$24,136
Costs and expenses:
Cost of revenues	8,870	1,969	10,839	—		10,839
Sales and marketing	1,362	599	1,961	—		1,961
Research and development	476	758	1,234	—		1,234
General and administrative	2,584	685	3,269	—		3,269
Depreciation and amortization	2,545	612	3,157	300	(1)	3,457
Total costs and expenses	15,837	4,623	20,460	300		20,760

Income (loss) from operations	4,057	(356)	3,701	(325)		3,376

Other (income) expense:
Interest income and other (income) expense, net	(196)	(29)	(225)	130	(2)	(95)
Interest expense	370	176	546	276	(2)	822
Total other (income) expense	174	147	321	406		727

Net income (loss) before provision for income taxes from continuing operations	3,883	(503)	3,380	(731)		2,649

Provision for income taxes	1,551	—	1,551	(494	)(3)	1,057

Net income (loss) from continuing operations	2,332	$(503)	$1,829	$(237)		$1,592

Basic net income (loss) per common share from continuing operations	$0.15					$0.10

Diluted net income (loss) per common share from continuing operations	$0.15					$0.10

Basic weighted average common shares outstanding	15,844		15,844			15,844
Diluted weighted average common shares outstanding	16,148		16,148			16,148

Pro Forma Adjustments

(1)            Records additional amortization expense related to purchased intangibles based upon an assumed 10 year life.

(2)            Reflects additional interest expense from debt portion of purchase price and reduces interest income for cash portion of purchase price.

(3)            Applies an estimated effective tax rate of 40% to the additional pro forma expenses and to the losses of Pathfire.

(4)            Eliminates intercompany revenue.

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical
	DG FastChannel	Pathfire	Subtotal	Pro Forma Adjustments		Pro Forma Combined

Revenues:	$68,667	$16,225	$84,892	$(100	)(4)	$84,792
Costs and expenses:
Cost of revenues	33,322	8,103	41,425	—		41,425
Sales and marketing	4,240	2,332	6,572	—		6,572
Research and development	1,779	2,756	4,535	—		4,535
General and administrative	10,462	3,883	14,345	—		14,345
Depreciation and amortization	8,563	2,517	11,080	1,200	(1)	12,280
Total costs and expenses	58,366	19,591	77,957	1,200		79,157

Income (loss) from operations	10,301	(3,366)	6,935	(1,300)		5,635

Other (income) expense:
Reduction in fair value of long-term investments	4,758	—	4,758	—		4,758
Interest income and other (income) expense, net	(58)	(82)	(140)	—		(140)
Interest expense	2,844	718	3,562	1,944	(2)	5,506
Total other (income) expense	7,544	636	8,180	1,944		10,124

Net income (loss) before provision for income taxes from continuing operations	2,757	(4,002)	(1,245)	(3,244)		(4,489)

Provision (benefit) for income taxes	2,378	—	2,378	(2,898	)(3)	(520)

Net income (loss) from continuing operations	379	(4,002)	(3,623)	(346)		(3,969)

Basic net income (loss) per common share from continuing operations	$0.04					($0.38)

Diluted net income (loss) per common share from continuing operations	$0.04					($0.38)

Basic weighted average common shares outstanding	10,568		10,568			10,568
Diluted weighted average common shares outstanding	10,568		10,568			10,568

Pro Forma Adjustments

(1)            Records additional amortization expense related to purchased intangibles based on an assumed 10 year life.

(2)            Reflects additional interest expense from debt issued to purchase Pathfire.

(3)            Applies an estimated effective statutory tax rate of 40% to the additional pro forma expenses and to the losses of Pathfire.

(4)            Eliminates intercompany revenue.